Exhibit 24.1

POWER OF ATTORNEY

Deluxe Corporation

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence J. Mosner, Douglas J. Treff and Anthony C. Scarfone, or any of them (with full power to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of Deluxe Corporation (“Deluxe”) with respect to the 3½% Senior Notes due 2007, Series B and the 5 1/8% Senior Notes due 2014, Series B to be issued by the Company and any or all amendments (including pre-effective and post-effective amendments and any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ LAWRENCE J. MOSNER Lawrence J. Mosner	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	October 26, 2004

/s/ DOUGLAS J. TREFF Douglas J. Treff	Senior Vice President and Chief Financial Officer (principal financial officer)	October 26, 2004

/s/ KATHERINE L. MILLER Katherine L. Miller	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	October 26, 2004

/s/ RONALD E. EILERS Ronald E. Eilers	Director	October 26, 2004

/s/ CHARLES A. HAGGERTY Charles A. Haggerty	Director	October 26, 2004

/s/ WILLIAM A. HAWKINS, III William A. Hawkins, III	Director	October 26, 2004

/s/ CHERYL MAYBERRY MCKISSACK Cheryl Mayberry McKissack	Director	October 26, 2004

/s/ STEPHEN P. NACHTSHEIM Stephen P. Nachtsheim	Director	October 26, 2004

/s/ MARY ANN O’DWYER Mary Ann O’Dwyer	Director	October 26, 2004

/s/ MARTYN R. REDGRAVE Martyn R. Redgrave	Director	October 26, 2004

/s/ ROBERT C. SALIPANTE Robert C. Salipante	Director	October 26, 2004

/s/ ISAIAH HARRIS, JR. Isaiah (Ike) Harris, Jr.	Director	October 26, 2004

/s/ T. MICHAEL GLENN T. Michael Glenn	Director	October 26, 2004